Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Mary A. Chaput, Executive Vice President and Chief Financial Officer, (615) 665-1122

HEALTHWAYS TO PRESENT AT WILLIAM BLAIR & COMPANY’S
26TH ANNUAL GROWTH STOCK CONFERENCE

Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – June 21, 2006 – Healthways, Inc. (NASDAQ: HWAY) will participate in the William Blair & Company’s 26th Annual Growth Stock Conference in Chicago, Illinois at The Four Seasons Hotel on Wednesday, June 28, 2006 at 10:10 a.m. Eastern/9:10 a.m. Central. Healthways’ President and CEO Ben R. Leedle, Jr. will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.healthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

Company Profile

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, high-risk care management and outcomes-driven wellness to health plans, employers and government in all 50 states, the District of Columbia, Puerto Rico and Guam. As of February 28, 2006, the Company provided Health and Care Support services for more than 2 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.